Exhibit 99.1

Pope Resources Announces the Adoption of a Unit Repurchase Plan for up to $2.5 Million, Planned Continuation of Reduced Log Harvest in 2009, and an Intention to Reduce the Quarterly Distribution by 38%

POULSBO, Wash.--(BUSINESS WIRE)--December 10, 2008--Pope Resources, A Delaware Limited Partnership (NasdaqGSM:POPE), today announced that the Partnership has adopted a unit repurchase plan. Under the plan the Partnership may repurchase limited partner units having an aggregate value of not more than $2.5 million, subject to certain conditions and other contingencies established under the plan. Based on current market conditions and projections for the coming year, which include the continuation of reduced log harvest volume comparable to 2008, the Partnership anticipates reducing its quarterly distribution to $0.25 per unit, effective in the first quarter of 2009. This anticipated reduction in the quarterly distribution is intended, in part, to fund the repurchase program.

“Given the substantial reduction in the price of our units during 2008, the Board has determined that it is prudent to take a portion of capital currently being returned to unitholders in the form of distributions and reallocate that capital to a unit repurchase program,” said David L. Nunes, President and CEO. “The Board believes that, given the current unit price, a repurchase program will provide more unitholder value than simply maintaining the current distribution level.”

The plan permits the Partnership’s management to repurchase units in compliance with Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, and includes provisions permitting management to enter into one or more programmed trading plans permitted under Exchange Act Rule 10b5-1. This rule allows an issuer to repurchase its securities at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. Repurchases would be made from time to time in the open market and through privately negotiated transactions, subject to general market conditions. Any programmed trading plan implemented by the Partnership would be adopted only at times during which no restriction exists under such laws and while no blackout period is in effect.

The unit repurchase period will commence immediately and may continue for up to twelve months. While the aggregate maximum purchase price of units repurchased under the plan is $2.5 million, any repurchase as well as the actual price of any units repurchased under the plan is subject to management’s discretion and to the terms of any applicable Rule 10b5-1 plan. There is no guarantee as to the exact number of units that will be repurchased under the plan, and the Partnership may discontinue purchases at any time. Repurchased units will be redeemed and retired.

The Partnership also announced today its plan to harvest 37 million board feet of timber in 2009, a level matching the 2008 harvest and almost 30% below its long-term sustainable level. Last year at this time the Partnership announced a similar plan to hold back on harvesting for 2008 in response to expected soft prices for logs. The slowdown in housing starts has curtailed demand for solid wood products, so rather than absorb materially lower log prices, the Partnership is opting instead to allow timber that otherwise would have been harvested to continue to grow. The Partnership’s expectation is that when the Partnership ultimately harvests this deferred volume, unitholders will benefit, from a discounted cash flow perspective, through both biological growth and improved price realization by waiting to harvest that timber when markets recover.

In light of challenging market conditions for our business segments, our decision to limit harvest volume, the assumption that the market conditions the Partnership currently faces will continue at current levels, as well as the commencement of the unit repurchase plan, the Partnership currently anticipates reducing its quarterly distribution to $0.25 per unit effective for the first quarter of 2009. The anticipated $0.25 per unit distribution would represent a 38% reduction from the 2008 quarterly distribution level of $0.40 per unit.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage over 400,000 acres of timberland and development property in Washington and Oregon. In addition, we provide forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Forward-Looking Statement Disclosure

Certain statements contained herein that are not historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include conditions in the housing construction and wood-products markets that affect demand for our products; factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property; labor, equipment and transportation costs that affect our net income; and our ability to discover and to accurately estimate liabilities associated with our properties. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors." Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

CONTACT:
Pope Resources
Tom Ringo, VP & CFO, 360-697-6626
Fax: 360-697-1156